UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     August 5, 2013

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01                      Changes in Registrant’s Certifying Accountant

Dismissal of Independent Registered Public Accounting Firm

The Audit and Finance Committee (the “Audit Committee”) of the Board of Directors of West Marine, Inc. (the “Company”), recently completed a competitive process to determine which audit firm would serve as the Company’s independent registered public accounting firm for the year ending December 28, 2013 (“FYE 2013”).  As a result of such process, on and effective as of August 5, 2013, the Audit Committee determined to dismiss Grant Thornton LLP (“Grant Thornton”) as the Company’s independent registered public accounting firm.  Grant Thornton was advised of their dismissal that same day.

The reports of Grant Thornton on the Company’s consolidated financial statements as of and for the fiscal years ended December 29, 2012 (“FYE 2012”) and December 31, 2011 (“FYE 2011”) did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During FYE 2012 and FYE 2011 and for the subsequent interim period through August 5, 2013, there were no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to Grant Thornton’s satisfaction, would have caused Grant Thornton to make reference thereto in its reports on the consolidated financial statements for such years, and there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Grant Thornton with a copy of the above disclosures and requested a letter from Grant Thornton addressed to the Securities and Exchange Commission stating that it agrees with the above disclosures. A copy of such letter from Grant Thornton, dated August 9, 2013 is attached as Exhibit 16.1 to this Current Report on Form 8-K.

Engagement of New Independent Registered Public Accounting Firm

On August 5, 2013, the Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as the Company’s new independent registered public accounting firm to perform independent audit services for the remainder of FYE 2013.

During the Company’s FYE 2011 and FYE 2012, and for the subsequent interim period through August 5, 2013 (the date on which PwC was appointed), neither the Company nor anyone on its behalf consulted with PwC regarding either: (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by PwC that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

PwC did provide, and continues to provide, tax services to the Company and its subsidiaries, including preparation of the federal and state tax returns for FYE 2011 and FYE 2012. The Audit Committee has approved the tax services that PwC provides the Company in accordance with applicable SEC independence rules.

Item 9.01.    Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable

(c)	Not applicable.

(d)	Not applicable.

16.1 Letter from Grant Thornton LLP to the Securities and Exchange Commission dated August 9, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date: August 9, 2013	By:	/s/ Thomas R. Moran
Thomas R. Moran
Executive Vice President and
Chief Financial Officer

Exhibit 16.1

August 9, 2013

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, N.E.
Washington, DC 20549

Re:    West Marine, Inc.
File No. 0-22515

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of West Marine, Inc. dated August 9, 2013, and agree with the statements concerning our Firm contained therein.
Very truly yours,

/s/ GRANT THORNTON LLP

Grant Thornton LLP